[LOGO OMITTED]  IMPAX
                LABORATORIES, INC.


COMPANY CONTACTS:                      INVESTOR RELATIONS CONTACTS:
IMPAX Laboratories, Inc.               Lippert/Heilshorn & Associates, Inc.
------------------------               ------------------------------------
Barry R. Edwards, CEO                  Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 933-0323 Ext. 4360               (212) 838-3777
Larry Hsu, Ph.D. President             Bruce Voss (bvoss@lhai.com)
(510) 476-2000 Ext. 1111               (310) 691-7100
Cornel C. Spiegler, CFO                www.lhai.com
(215) 289-2220 Ext. 1706               ------------
www.impaxlabs.com
-----------------

                IMPAX AND TEVA LAUNCH OMEPRAZOLE DELAYED RELEASE
                                 CAPSULES 20MG.

HAYWARD, CALIF. (SEPTEMBER 8, 2004) - IMPAX LABORATORIES, INC. (NASDAQ NM: IPXL) announced today that its Omeprazole Delayed Release Capsules 20mg have been commercially launched by Teva Pharmaceutical Industries Ltd. (Nasdaq NM: TEVA). Omeprazole Delayed Release Capsules are a generic version of Prilosec(R) marketed by AstraZeneca for the treatment of duodenal/gastric ulcers and GERD (gastro-esophageal reflux disease). According to NDC Health, U.S. sales of Prilosec 20mg and its generic equivalents were $1.2 billion for the twelve months ending June 30, 2004.

As provided for in the Strategic Alliance Agreement between IMPAX and Teva signed in June 2001, as amended, the parties have agreed to certain risk sharing arrangements relating to an Omeprazole launch. AstraZeneca previously commenced litigation against IMPAX and other generic manufacturers arising from the marketing of Omeprazole Delayed Release Capsules, 10 mg, and 20 mg and 40mg. This litigation is currently pending.

"The launch of Omeprazole Delayed Release Capsules 20mg is another milestone in the growth of our company," said Barry R. Edwards, CEO of IMPAX. "While there are already several competitors in this market, we believe in Teva's ability to effectively gain distribution, over time, in this large generic market."

IMPAX currently has 14 applications pending at the FDA, including five tentatively approved, which address approximately $4.9 billion in U.S. product sales for the twelve months ended June 30, 2004, based on NDCHealth data. Ten of these filings were made under Paragraph IV of the Hatch-Waxman Amendments.

IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.

"Safe Harbor" statement under the Private Securities Litigation
Reform Act of 1995:
To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Impax's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, Impax's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, Impax's ability to successfully develop and commercialize pharmaceutical products, Impax's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in Impax's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and Impax undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

                                      # # #